For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5312 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Strong Third Quarter Earnings;
Announces Quarterly Dividend of $0.22 Per Share

Billings, MT - October 24, 2016 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports third quarter 2016 net income of $25.2 million, or $0.56 per share. This compares to net income of $25.6 million, or $0.57 per share, during second quarter 2016, and $20.2 million, or $0.44 per share, during third quarter 2015.

The Company considers acquisition expenses and certain non-recurring litigation recoveries and settlements to be non-core. Exclusive of non-core income and expense, third quarter core net income was $25.8 million, or $0.58 per share, compared to $23.2 million, or $0.52 per share, during second quarter 2016 and $23.6 million, or $0.52 per share, during third quarter 2015.

HIGHLIGHTS

•	Successful completion of the acquisition and systems integration of Flathead Bank of Bigfork.

•	Core pre-tax, pre-provision net income of $41.3 million, a 9.0% increase from second quarter 2016 and a 12.1% increase from the same period in the prior year.

•	Loan growth of 6.8% year-over-year, of which 5.2% was organic.

•	Deposit growth of 4.2% year-over-year, of which 1.2% was organic.

•	Loan to deposit ratio of 75.5% as of September 30, 2016, compared to 73.6% a year ago.

•	Core efficiency ratio of 58.07%, as compared to 60.09% during second quarter 2016 and 61.40% during third quarter 2015.

“We are very pleased with our strong performance this quarter, as our core earnings per share increased 11.5% over the prior year,” said Kevin Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “The growth in earnings is coming from solid revenue growth, improved efficiencies, and stable asset quality. We are seeing healthy economic conditions throughout most of our markets, which is resulting in strong consumer loan demand, as well as solid inflows of core deposits," stated Mr. Riley.
“We also completed the acquisition of Flathead Bank during the third quarter, which contributed to balanced growth across our loan portfolio," Riley continued. "The integration has gone smoothly. We have completed the system conversion, and we have been able to achieve all of the cost savings we projected for this transaction. We are getting a good response from the new customers that joined us from Flathead as we introduce them to the expanded selection of products and services that are now available with First Interstate Bank,” said Mr. Riley.
DIVIDEND DECLARATION

On October 21, 2016, the Executive Committee of the Company's board of directors declared a dividend of $0.22 per common share, payable on November 14, 2016 to owners of record as of October 31, 2016. This dividend equates to a 3.0% annual yield based on the $29.83 average closing price of the Company's common stock during third quarter 2016.

ACQUISITION

On April 6, 2016, the Company's bank subsidiary, First Interstate Bank, entered into an agreement and plan of merger to acquire all of the outstanding stock of Flathead Bank of Bigfork ("Flathead Bank"), wholly owned by Flathead Holding Company of Bigfork, with branches located in western and northwestern Montana. The acquisition was completed on
August 12, 2016 for cash consideration of $34.1 million. As of the date of the acquisition, Flathead Bank had total assets of $228 million, loans of $83 million and deposits of $210 million. In conjunction with the acquisition, the Company recorded provisional goodwill of $8 million and core deposit intangible assets of $2 million.

NET INTEREST INCOME

The Company's net interest income, on a fully taxable equivalent or FTE basis, increased $3.0 million, or 4.4%, to $71.7 million during third quarter 2016, as compared to $68.7 million during second quarter 2016, primarily due to loan growth, one additional accrual day and the recovery of previously charged-off interest.

Interest accretion attributable to the fair valuation of acquired loans contributed $1.4 million of interest income during third quarter 2016, of which approximately $766 thousand was related to early pay-offs. This compares to interest accretion of $1.7 million of interest income during second quarter 2016, of which approximately $779 thousand was related to early pay-offs, and interest accretion of $1.4 million during third quarter 2015, of which $307 thousand was related to early pay-offs. In addition, recoveries of previously charged-off interest contributed $1.8 million of interest income during third quarter 2016, compared to $133 thousand during second quarter 2016, and $679 thousand during third quarter 2015.

The Company's net interest margin ratio increased 3 basis points to 3.58% during third quarter 2016, as compared to 3.55% during second quarter 2016. Exclusive of interest accretion related to acquired loans and the impact of recoveries of charged-off interest, the Company's net interest margin ratio declined 4 basis points to 3.42% during third quarter 2016, as compared to 3.46% during second quarter 2016.

The Company's net FTE interest income increased $4.3 million, or 6.4%, to $71.7 million during third quarter 2016, as compared to $67.4 million during the same period in 2015, primarily due to organic loan growth, combined with a shift in the mix of interest earning assets from lower-yielding investment securities into higher-yielding loans and increases of $1.1 million in net recoveries of previously charged off interest. The Company's net interest margin ratio increased 11 basis points to 3.58% during third quarter 2016, as compared to 3.47% during the same period in 2015, primarily due to loan growth. Exclusive of interest accretion related to acquired loans and the impact of recoveries of charged-off interest, the Company's net interest margin ratio increased 6 basis points to 3.42% during third quarter 2016, as compared to 3.36% during the same period in 2015.

NON-INTEREST INCOME

Total non-interest income decreased $3.4 million, or 9.6%, to $31.9 million during third quarter 2016, as compared to $35.2 million during second quarter 2016, and increased $693 thousand, or 2.2%, as compared to $31.2 million during the same period in 2015. The linked-quarter decrease was mainly attributable to a non-recurring recovery of a prior year litigation expense of $3.8 million, which was partially offset by increases in fee-based revenues.

Total fee based revenues increased $414 thousand, or 1.4%, to $29.3 million during third quarter 2016, as compared to $28.9 million during second quarter 2016, and increased $657 thousand, or 2.3%, as compared to $28.7 million during third quarter 2015, primarily due to increases in payment services and mortgage banking revenues.

Payment services revenues increased $371 thousand, or 4.3%, to $9.0 million dollars during third quarter 2016, as compared to $8.6 million during second quarter 2016, due to seasonally higher debit and credit card transaction volumes. Payment services revenues increased $445 thousand, or 5.2%, to $9.0 million during third quarter 2016, as compared to $8.6 million during third quarter 2015, due to higher credit card transaction volumes.

Mortgage banking revenues increased $365 thousand, or 4.8%, to $8.0 million during third quarter 2016, as compared to $7.6 million during second quarter 2016, primarily due to increases in loan production volume. Loans originated for new home purchases accounted for approximately 56% of the Company's mortgage loan production during third quarter 2016, as compared to 67% during second quarter 2016.

Mortgage banking revenues remained stable at $8.0 million during third quarter 2016 and 2015. Effective January 1, 2016, the Company began offsetting the standard cost of originating residential mortgage loans sold to secondary investors against mortgage banking revenues, resulting in a decrease of approximately $3.3 million in mortgage banking revenues and a corresponding decrease in salaries expense during third quarter 2016, as compared to third quarter 2015. Exclusive of this offset, mortgage banking revenues were $11.3 million during third quarter 2016.

NON-INTEREST EXPENSE

Non-interest expense increased $979 thousand, or 1.6%, to $62.1 million during third quarter 2016, as compared to $61.1 million during second quarter 2016. During third quarter 2016, the Company recorded acquisition expenses of $1.2 million, donation expense related to the charitable contribution of land and a building of $310 thousand and other losses aggregating $384 thousand primarily related to the write-off of an equity method investment.

Non-interest expense decreased $4.1 million, or 6.2%, to $62.1 million during third quarter 2016, as compared to $66.2 million during the same period in 2015. During third quarter 2015, the Company recorded acquisition and litigation-related expenses of $5.6 million. Exclusive of acquisition and litigation expenses, non-interest expense increased $284 thousand, or less than 1.0%, during third quarter 2016, as compared to the same period in 2015. During the three and nine months ended September 30, 2016, additional technology expenditures were offset by process efficiencies allowing the Company to hold operating expenses steady while focusing on getting the right people, processes and technology systems in place for future growth.

Effective January 1, 2016, the Company began capturing certain software costs separately from equipment costs, resulting in an increase of approximately $2.4 million in other expenses and a corresponding decrease in occupancy and equipment expense during third quarter 2016, as compared to third quarter 2015.

TOTAL ASSETS

Total assets increased $368 million, or 4.3%, to $9.0 billion as of September 30, 2016, from $8.6 billion as of June 30, 2016. Approximately $228 million of the increase was attributable to the Flathead Bank acquisition. The remaining increase was primarily due to the deployment of funds generated primarily through organic deposit growth into interest earning assets.

LOANS

Total loans increased $118 million, or 2.2%, to $5.5 billion as of September 30, 2016, from $5.4 billion as of June 30, 2016. Approximately $83 million of this increase was attributable to the Flathead Bank acquisition. Exclusive of the Flathead Bank acquisition, total loans grew organically $34 million, or less than 1.0%, with the most significant growth occurring in indirect consumer and residential construction loans.

The Company experienced organic growth in indirect consumer loans, which increased $44 million, or 6.4%, to $732 million as of September 30, 2016, from $688 million as of June 30, 2016, due to increases in loan transaction volume within the Company's existing dealer network and increases in average loan amounts advanced.

Residential construction increased $23 million, or 20.2%, to $137 million as of September 30, 2016, from $114 million as of June 30, 2016, with approximately $6 million of the increase attributable to the Flathead Bank acquisition. Exclusive of the residential construction loans acquired as part of the Flathead Bank acquisition, residential construction loans grew organically $17 million, or 14.5%, due to continued demand for housing in the Company's market areas.

Increases in indirect consumer and residential construction loans were partially offset by decreases in commercial loans. Commercial loans decreased $11 million, or 1.3%, to $814 million as of September 30, 2016, from $825 million as of June 30, 2016. Exclusive of commercial loans acquired as part of the Flathead bank acquisition, commercial loans decreased $19 million, or 2.4%, from June 30, 2016 to September 30, 2016, primarily due to seasonal pay-downs of existing credit lines.

Year-over-year, total loans increased 6.8% to $5.5 billion as of September 30, 2016, from $5.2 billion as of September 30, 2015. Exclusive of acquisitions, the Company experienced organic loan growth of 5.2% year-over-year, with all loan categories except agricultural loans showing increases.

DEPOSITS

Total deposits grew $347 million, or 5.0%, to $7.3 billion as of September 30, 2016, from $7.0 billion as of June 30, 2016. Exclusive of $210 million in deposits acquired in the Flathead Bank acquisition, deposits experienced seasonal organic growth of 2.0% during third quarter 2016, as compared to second quarter 2016. Year-over-year, total deposits increased 4.2% to $7.3 billion as of September 30, 2016, from $7.0 billion as of September 30, 2015, with all categories except time deposits experiencing growth. As of September 30, 2016, the mix of total deposits was 27% non-interest bearing demand, 30% interest bearing demand, 28% savings and 15% time.

CAPITAL

At September 30, 2016, the Company exceeded all "well-capitalized" regulatory capital adequacy requirements. During third quarter 2016, the Company paid common stock dividends of $10 million, or $0.22 per share.

CREDIT QUALITY

Non-performing assets increased $2 million, or 2.7%, to $89 million, as of September 30, 2016, from $87 million as of June 30, 2016. Although the dollar amount of non-performing assets increased, the percentage of non-performing assets to total assets declined to 0.99% as of September 30, 2016, from 1.01% as of June 30, 2016. Non-accrual loans, the largest component of non-performing assets, decreased $3 million, or 3.8%, to $71 million as of September 30, 2016, from $74 million as of June 30, 2016, primarily due to the pay-off of the loans of one agricultural real estate and one commercial real estate borrower aggregating $7 million. These pay-offs were partially offset by placement of the loans of one agricultural real estate borrower on non-accrual status during third quarter 2016.

Accruing loans past due 90 days or more increased $4 million, or 82.6%, to $8 million as of September 30, 2016, from $4 million as of June 30, 2016. Approximately 35% of this increase was related to loans of one borrower in the energy sector.

Accruing loans past due 30-89 days increased $7 million, or 29.5%, to $32 million as of September 30, 2016, from $25 million as of June 30, 2016, primarily due to the past due loans of one commercial real estate and one commercial construction borrower that were brought current subsequent to quarter end.

Criticized loans increased $10 million to $370 million, or 6.7% of total loans, as of September 30, 2016, compared to $360 million, or 6.7% of total loans, as of June 30, 2016. Most of the increase in criticized loans occurred in the special mention category and was related to the downgrade of two credit relationships in one of our Wyoming markets negatively impacted by the energy sector.

The Company's allowance for loan losses as a percentage of period end loans declined slightly to 1.47% as of September 30, 2016, from 1.48% as of June 30, 2016. Loans acquired in the Flathead Bank acquisition were initially recorded at fair value with no carryover of the related allowance for loan losses. The Company maintains its allowance for loan losses at an amount it believes is sufficient to provide for estimated losses inherent in its loan portfolio at each balance sheet date.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains certain non-GAAP financial measures that management uses to provide supplemental perspectives on capital adequacy, operating results, performance trends and financial condition. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

The Company also adjusts earnings and certain performance ratios to exclude certain non-core revenues and expenses, including investment securities net gains or losses, acquisition expenses consisting primarily of professional fees, and nonrecurring litigation expenses and recoveries. Management believes these non-GAAP financial measures are useful to investors in evaluating operating trends by excluding amounts which the Company views as unrelated to its normalized operations. These non-core income and expense adjustments may be presented before or net of estimated income tax expense.

In addition, the Company adjusts net income to exclude income tax expense and provision for loan losses. Management believes this non-GAAP financial measure is useful to investors in evaluating operating trends by excluding pre-tax amounts which the Company views as fluctuating widely based on economic conditions.

See the Non-GAAP Financial Measures table included herein for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: declining business and economic conditions, credit losses, adverse economic conditions affecting Montana, Wyoming and South Dakota, declining oil and gas prices, lending risk, adequacy of the allowance for loan losses, impairment of goodwill, failure to integrate or profitably operate acquired organizations, additional regulatory requirements if our assets exceed $10 billion, access to low-cost funding sources, changes in interest rates, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, failure of technology, cyber-security, unfavorable resolution of litigation, inability to meet liquidity requirements, environmental remediation and other costs, ineffective internal operational controls, competition, reliance on external vendors, implementation of new lines of business or new product or service offerings, soundness of other financial institutions, failure to effectively implement technology-driven products and services, inability of our bank subsidiary to pay dividends, risks associated with introducing new lines of business, products or services, litigation pertaining to fiduciary responsibilities, change in dividend policy, uninsured nature of any investment in Class A common stock, volatility of Class A common stock, decline in market price of Class A common stock, voting control of Class B stockholders, anti-takeover provisions, dilution as a result of future equity issuances, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Third Quarter 2016 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss third quarter 2016 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Tuesday, October 25, 2016. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on October 25, 2016 through 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) on November 25, 2016, by dialing 1-877-344-7529 (using conference ID 10094562). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 80 banking offices, including detached drive-up facilities, in 46 communities in Montana, Wyoming and South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	3Q16 vs 2Q16	3Q16 vs 3Q15
Net interest income	$70,581	$67,633	$67,950	$68,420	$66,330	4.4%	6.4%
Net interest income on a fully-taxable equivalent ("FTE") basis	71,739	68,742	69,012	69,492	67,400	4.4	6.4
Provision for loan losses	2,363	2,550	4,000	3,289	1,098	(7.3)	115.2
Non-interest income:
Payment services revenues	9,019	8,648	7,991	8,367	8,574	4.3	5.2
Mortgage banking revenues	8,013	7,648	4,686	7,282	7,983	4.8	0.4
Wealth management revenues	4,995	5,166	4,575	4,840	5,233	(3.3)	(4.5)
Service charges on deposit accounts	4,692	4,626	4,463	4,655	4,379	1.4	7.1
Other service charges, commissions and fees	2,628	2,845	2,608	2,652	2,521	(7.6)	4.2
Total fee-based revenues	29,347	28,933	24,323	27,796	28,690	1.4	2.3
Investment securities gains (losses)	225	108	(21)	62	23	NM	NM
Other income**	2,299	2,457	2,293	2,798	2,465	(6.4)	(6.7)
Non-core litigation recovery	—	3,750	—	—	—	NM	NM
Total non-interest income	31,871	35,248	26,595	30,656	31,178	(9.6)	2.2
Non-interest expense:
Salaries and wages	23,618	24,946	23,227	24,549	25,460	(5.3)	(7.2)
Employee benefits**	8,610	8,066	9,609	7,337	8,008	6.7	7.5
Occupancy and equipment	6,811	6,744	6,920	8,624	8,262	1.0	(17.6)
Core deposit intangible amortization	875	827	827	837	842	5.8	3.9
Other expenses	20,994	20,411	19,670	19,060	18,780	2.9	11.8
Subtotal	60,908	60,994	60,253	60,407	61,352	(0.1)	(0.7)
Other real estate owned (income) expense	8	140	(39)	129	(720)	(94.3)	(101.1)
Non-core acquisition and litigation expenses	1,197	—	—	166	5,566	NM	(78.5)
Total non-interest expense	62,113	61,134	60,214	60,702	66,198	1.6	(6.2)
Income before taxes	37,976	39,197	30,331	35,085	30,212	(3.1)	25.7
Income taxes	12,783	13,643	10,207	11,654	10,050	(6.3)	27.2
Net income	$25,193	$25,554	$20,124	$23,431	$20,162	(1.4)%	25.0%

Weighted-average basic shares outstanding	44,415	44,269	44,719	45,066	45,150	0.3%	(1.6)%
Weighted-average diluted shares outstanding	44,806	44,645	45,114	45,549	45,579	0.4	(1.7)
Earnings per share - basic	$0.57	$0.58	$0.45	$0.52	$0.45	(1.7)	26.7
Earnings per share - diluted	0.56	0.57	0.45	0.51	0.44	(1.8)	27.3

Core net income***	$25,798	$23,154	$20,137	$23,496	$23,610	11.4%	9.3%
Core pre-tax, pre-provision net income***	41,311	37,889	34,352	38,478	36,853	9.0	12.1
Core earnings per share - diluted***	0.58	0.52	0.45	0.52	0.52	11.5	11.5

NM - not meaningful
**Beginning in second quarter 2016, income earned on deferred compensation plan assets is reported in non-interest income net of employee benefits expense directly related to these earnings. Prior period amounts and ratios have been revised to conform to the current period presentation.

***Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of net income (GAAP) to core net income (non-GAAP) and core pre-tax, pre-provision net income (non-GAAP); and earnings per share - diluted (GAAP) to core earnings per share - diluted (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	3Q16 vs 2Q16	3Q16 vs 3Q15
Assets:
Cash and cash equivalents	$701,367	$476,051	$655,528	$780,457	$708,295	47.3%	(1.0)%
Investment securities	2,072,273	2,061,828	2,144,740	2,057,505	2,067,636	0.5	0.2
Loans held for investment	5,462,936	5,340,189	5,191,469	5,193,321	5,120,794	2.3	6.7
Mortgage loans held for sale	67,979	73,053	52,989	52,875	55,686	(6.9)	22.1
Total loans	5,530,915	5,413,242	5,244,458	5,246,196	5,176,480	2.2	6.8
Less allowance for loan losses	81,235	80,340	79,924	76,817	74,256	1.1	9.4
Net loans	5,449,680	5,332,902	5,164,534	5,169,379	5,102,224	2.2	6.8
Premises and equipment	191,064	187,538	188,714	190,812	190,386	1.9	0.4
Goodwill and intangible assets (excluding mortgage servicing rights)	223,368	213,420	214,248	215,119	215,843	4.7	3.5
Company owned life insurance	197,070	189,524	188,396	187,253	185,990	4.0	6.0
Other real estate owned	9,447	7,908	9,257	6,254	8,031	19.5	17.6
Mortgage servicing rights	17,322	16,038	15,574	15,621	15,336	8.0	12.9
Other assets	112,256	120,167	109,689	105,796	110,789	(6.6)	1.3
Total assets	$8,973,847	$8,605,376	$8,690,680	$8,728,196	$8,604,530	4.3%	4.3%

Liabilities and stockholders' equity:
Deposits	$7,328,581	$6,981,448	$7,107,463	$7,088,937	$7,035,794	5.0%	4.2%
Securities sold under repurchase agreements	476,768	466,399	465,523	510,635	437,533	2.2	9.0
Long-term debt	27,949	27,928	27,907	27,885	43,089	0.1	(35.1)
Subordinated debentures held by subsidiary trusts	82,477	82,477	82,477	82,477	82,477	—	—
Other liabilities	75,568	81,999	65,296	67,769	67,062	(7.8)	12.7
Total liabilities	7,991,343	7,640,251	7,748,666	7,777,703	7,665,955	4.6	4.2
Stockholders' equity:
Common stock	293,960	290,366	288,782	311,720	309,167	1.2	(4.9)
Retained earnings	679,722	664,337	648,631	638,367	623,967	2.3	8.9
Accumulated other comprehensive income (loss)	8,822	10,422	4,601	406	5,441	(15.4)	62.1
Total stockholders' equity	982,504	965,125	942,014	950,493	938,575	1.8	4.7
Total liabilities and stockholders' equity	$8,973,847	$8,605,376	$8,690,680	$8,728,196	$8,604,530	4.3%	4.3%

Common shares outstanding at period end	44,880	44,746	44,707	45,428	45,345	0.3%	(1.0)%
Book value at period end	$21.89	$21.57	$21.07	$20.92	$20.70	1.5	5.7
Tangible book value at period end***	16.91	16.80	16.28	16.19	15.94	0.7	6.1

***Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value at period end (GAAP) to tangible book value at period end (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	3Q16 vs 2Q16	3Q16 vs 3Q15

Loans:
Real Estate:
Commercial real estate	$1,843,120	$1,816,813	$1,764,492	$1,793,258	$1,750,797	1.4%	5.3%
Construction:
Land acquisition and development	212,680	218,650	219,450	224,066	212,990	(2.7)	(0.1)
Residential	137,014	113,944	113,317	111,763	112,495	20.2	21.8
Commercial	128,154	117,643	102,382	94,890	93,775	8.9	36.7
Total construction	477,848	450,237	435,149	430,719	419,260	6.1	14.0
Residential real estate	1,047,150	1,030,593	1,021,443	1,032,851	1,020,445	1.6	2.6
Agricultural real estate	172,949	166,872	153,054	156,234	163,116	3.6	6.0
Total real estate	3,541,067	3,464,515	3,374,138	3,413,062	3,353,618	2.2	5.6
Consumer
Indirect	731,901	687,768	651,057	622,529	616,142	6.4	18.8
Other	153,624	153,185	150,774	153,717	150,170	0.3	2.3
Credit card	66,860	66,221	63,624	68,107	65,649	1.0	1.8
Total consumer	952,385	907,174	865,455	844,353	831,961	5.0	14.5
Commercial	814,392	824,962	825,043	792,416	778,648	(1.3)	4.6
Agricultural	152,800	139,892	126,290	142,151	154,855	9.2	(1.3)
Other	2,292	3,646	543	1,339	1,712	(37.1)	33.9
Loans held for investment	5,462,936	5,340,189	5,191,469	5,193,321	5,120,794	2.3	6.7
Loans held for sale	67,979	73,053	52,989	52,875	55,686	(6.9)	22.1
Total loans	$5,530,915	$5,413,242	$5,244,458	$5,246,196	$5,176,480	2.2%	6.8%

Deposits:
Non-interest bearing	$1,965,872	$1,783,609	$1,860,472	$1,823,716	$1,832,535	10.2%	7.3%
Interest bearing:
Demand	2,174,443	2,107,950	2,142,326	2,178,373	2,134,203	3.2	1.9
Savings	2,095,678	2,003,343	2,001,329	1,955,256	1,918,724	4.6	9.2
Time, $100 and over	485,253	479,077	478,527	487,372	496,539	1.3	(2.3)
Time, other	607,335	607,469	624,809	644,220	653,793	—	(7.1)
Total interest bearing	5,362,709	5,197,839	5,246,991	5,265,221	5,203,259	3.2	3.1
Total deposits	$7,328,581	$6,981,448	$7,107,463	$7,088,937	$7,035,794	5.0%	4.2%

Total core deposits(1)	$6,843,328	$6,502,371	$6,628,936	$6,601,565	$6,539,255	5.2%	4.6%

(1) Core deposits are defined as total deposits less time deposits, $100 and over

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	3Q16 vs 2Q16	3Q16 vs 3Q15

Allowance for Loan Losses:
Allowance for loan losses	$81,235	$80,340	$79,924	$76,817	$74,256	1.1%	9.4%
As a percentage of period-end loans	1.47%	1.48%	1.52%	1.46%	1.43%

Net charge-offs during quarter	$1,468	$2,134	$893	$728	$3,394	(31.2)%	(56.7)%
Annualized as a percentage of average loans	0.11%	0.16%	0.07%	0.06%	0.26%

Non-Performing Assets:
Non-accrual loans	$71,469	$74,311	$63,837	$66,385	$66,359	(3.8)%	7.7%
Accruing loans past due 90 days or more	8,131	4,454	4,362	5,602	3,357	82.6	142.2
Total non-performing loans	79,600	78,765	68,199	71,987	69,716	1.1	14.2
Other real estate owned	9,447	7,908	9,257	6,254	8,031	19.5	17.6
Total non-performing assets	$89,047	$86,673	$77,456	$78,241	$77,747	2.7%	14.5%

Non-performing assets as a percentage of:
Total loans and OREO	1.61%	1.60%	1.47%	1.49%	1.50%
Total assets	0.99	1.01	0.89	0.90	0.90

Accruing Loans 30-89 Days Past Due	$32,439	$25,048	$25,001	$42,869	$38,793	29.5%	(16.4)%
Accruing TDRs	17,163	16,408	12,070	15,419	16,702	4.6	2.8

Criticized Loans:
Special Mention	$152,868	$142,560	$144,993	$127,270	$155,157	7.2%	(1.5)%
Substandard	175,555	176,021	167,826	162,785	163,846	(0.3)	7.1
Doubtful	41,540	41,344	34,578	30,350	24,547	0.5	69.2
Total	$369,963	$359,925	$347,397	$320,405	$343,550	2.8%	7.7%

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios
(Unaudited)

	Sep 30, 2016		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015

Annualized Financial Ratios (GAAP)
Return on average assets	1.15%		1.20%	0.94%	1.07%	0.94%
Return on average common equity	10.30		10.83	8.60	9.83	8.60
Yield on average earning assets	3.80		3.78	3.77	3.73	3.70
Cost of average interest bearing liabilities	0.30		0.30	0.31	0.32	0.31
Interest rate spread	3.50		3.48	3.46	3.41	3.39
Net interest margin ratio	3.58		3.55	3.54	3.49	3.47
Efficiency ratio**	60.63		59.42	63.69	61.27	67.89
Loan to deposit ratio	75.47		77.54	73.79	74.01	73.57

Annualized Financial Ratios - Operating*** (Non-GAAP)
Core return on average assets	1.17%		1.09%	0.94%	1.07%	1.10%
Core return on average common equity	10.55		9.81	8.60	9.86	10.07
Return on average tangible common equity	13.22		13.98	11.13	12.73	11.20
Core efficiency ratio	58.07		60.09	62.14	59.52	61.40
Tangible common stockholders' equity to tangible assets	8.68		8.96	8.59	8.64	8.62

Consolidated Capital Ratios:
Total risk-based capital	14.87%	*	15.03%	15.04%	15.36%	15.28%
Tier 1 risk-based capital	13.56	*	13.72	13.72	13.99	13.83
Tier 1 common capital to total risk-weighted assets	12.32	*	12.45	12.43	12.69	12.52
Leverage Ratio	10.22	*	10.35	10.07	10.12	10.13

*Preliminary estimate - may be subject to change.
**Beginning in second quarter 2016, income earned on deferred compensation plan assets is reported in non-interest income net of employee benefits expense directly related to these earnings. Prior period amounts and ratios have been revised to conform to the current period presentation.

***Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average assets, return on average common equity and efficiency ratio (GAAP) to core return on average assets, core return on average common equity, return on average tangible common equity, core efficiency ratio and tangible common stockholders' equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,469,294	$66,291	4.82%	$5,324,812	$63,248	4.78%	$5,141,484	$62,577	4.83%
Investment securities (2)	2,038,498	9,191	1.79	2,095,347	9,335	1.79	2,097,835	8,927	1.69
Interest bearing deposits in banks	458,415	607	0.53	359,807	482	0.54	471,682	342	0.29
Federal funds sold	2,183	4	0.73	1,888	3	0.64	2,876	4	0.55
Total interest earnings assets	7,968,390	76,093	3.80	7,781,854	73,068	3.78	7,713,877	71,850	3.70
Non-earning assets	777,083			756,723			781,559
Total assets	$8,745,473			$8,538,577			$8,495,436
Interest bearing liabilities:
Demand deposits	$2,141,892	$514	0.10%	$2,133,509	$514	0.10%	$2,086,112	$528	0.10%
Savings deposits	2,055,083	647	0.13	1,983,262	652	0.13	1,924,612	645	0.13
Time deposits	1,088,261	1,938	0.71	1,097,448	1,942	0.71	1,150,223	2,068	0.71
Repurchase agreements	466,079	100	0.09	470,264	92	0.08	433,007	55	0.05
Other borrowed funds	8	—	—	12	—	—	6	—	—
Long-term debt	27,917	457	6.51	27,896	451	6.50	43,200	544	5.00
Subordinated debentures held by subsidiary trusts	82,477	698	3.37	82,477	675	3.29	82,477	610	2.93
Total interest bearing liabilities	5,861,717	4,354	0.30	5,794,868	4,326	0.30	5,719,637	4,450	0.31
Non-interest bearing deposits	1,843,800			1,738,008			1,787,419
Other non-interest bearing liabilities	66,822			56,864			58,623
Stockholders’ equity	973,134			948,837			929,757
Total liabilities and stockholders’ equity	$8,745,473			$8,538,577			$8,495,436
Net FTE interest income		$71,739			68,742			$67,400
Less FTE adjustments (2)		(1,158)			(1,109)			(1,070)
Net interest income from consolidated statements of income		$70,581			$67,633			$66,330
Interest rate spread			3.50%			3.48%			3.39%
Net FTE interest margin (3)			3.58%			3.55%			3.47%
Cost of funds, including non-interest bearing demand deposits (4)			0.22%			0.23%			0.24%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Nine Months Ended
	September 30, 2016			September 30, 2015
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,339,479	$192,910	4.83%	$5,010,251	$183,305	4.89%
Investment securities (2)	2,080,454	27,950	1.79	2,236,581	28,209	1.69
Interest bearing deposits in banks	441,748	1,734	0.52	462,262	1,002	0.29
Federal funds sold	1,789	9	0.67	2,412	11	0.61
Total interest earnings assets	7,863,470	222,603	3.78	7,711,506	212,527	3.68
Non-earning assets	762,979			759,169
Total assets	$8,626,449			$8,470,675
Interest bearing liabilities:
Demand deposits	$2,140,981	$1,587	0.10%	$2,087,241	$1,558	0.10%
Savings deposits	2,008,032	1,949	0.13	1,894,132	1,897	0.13
Time deposits	1,101,205	5,899	0.72	1,181,931	6,334	0.72
Repurchase agreements	471,165	282	0.08	453,610	162	0.05
Other borrowed funds	8	—	—	5	—	—
Long-term debt	28,313	1,357	6.40	41,469	1,596	5.15
Subordinated debentures held by subsidiary trusts	82,477	2,036	3.30	82,477	1,800	2.92
Total interest bearing liabilities	5,832,181	13,110	0.30	5,740,865	13,347	0.31
Non-interest bearing deposits	1,779,344			1,750,152
Other non-interest bearing liabilities	60,301			60,149
Stockholders’ equity	954,623			919,509
Total liabilities and stockholders’ equity	$8,626,449			$8,470,675
Net FTE interest income		$209,493			$199,180
Less FTE adjustments (2)		(3,329)			(3,237)
Net interest income from consolidated statements of income		$206,164			$195,943
Interest rate spread			3.48%			3.37%
Net FTE interest margin (3)			3.56%			3.45%
Cost of funds, including non-interest bearing demand deposits (4)			0.23%			0.24%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except per share data)		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015

Net income (GAAP)	(A)	$25,193	$25,554	$20,124	$23,431	$20,162
Adj: investment securities (gains) losses, net		(225)	(108)	21	(62)	(23)
Plus: acquisition & nonrecurring litigation expenses		1,197	—	—	166	5,566
Less: nonrecurring litigation recovery		—	(3,750)	—	—	—
Adj: income tax (benefit) expense		(367)	1,458	(8)	(39)	(2,095)
Total core net income (Non-GAAP)	(B)	$25,798	$23,154	$20,137	$23,496	$23,610

Net income (GAAP)		$25,193	$25,554	$20,124	$23,431	$20,162
Add back: income tax expense		12,783	13,643	10,207	11,654	10,050
Add back: provision for loan losses		2,363	2,550	4,000	3,289	1,098
Adj: investment securities (gains) losses, net		(225)	(108)	21	(62)	(23)
Add back: acquisition & nonrecurring litigation expenses		1,197	—	—	166	5,566
Subtract: nonrecurring litigation recovery		—	(3,750)	—	—	—
Core pre-tax, pre-provision net income (Non-GAAP)		$41,311	$37,889	$34,352	$38,478	$36,853

Weighted-average diluted shares outstanding	(C)	44,806	44,645	45,114	45,549	45,579
Earnings per share - diluted (GAAP)	(A)/(C)	$0.56	$0.57	$0.45	$0.51	$0.44
Core earnings per share - diluted (Non-GAAP)	(B)/(C)	0.58	0.52	0.45	0.52	0.52

Total non-interest income (GAAP)	(D)	$31,871	$35,248	$26,595	$30,656	$31,178
Adj: investment securities (gains) losses, net		(225)	(108)	21	(62)	(23)
Adj: nonrecurring litigation recovery		—	(3,750)	—	—	—
Total core non-interest income (Non-GAAP)		31,646	31,390	26,616	30,594	31,155
Net interest income (GAAP)	(E)	70,581	67,633	67,950	68,420	66,330
Total core revenue (Non-GAAP)		102,227	99,023	94,566	99,014	97,485
Add: FTE adjustments		1,158	1,109	1,062	1,072	1,070
Total core revenue for core efficiency ratio (Non-GAAP)	(F)	$103,385	$100,132	$95,628	$100,086	$98,555

Total non-interest expense (GAAP)	(G)	$62,113	$61,134	$60,214	$60,702	$66,198
Less: acquisition & nonrecurring litigation expenses		(1,197)	—	—	(166)	(5,566)
Core non-interest expense (Non-GAAP)		60,916	61,134	60,214	60,536	60,632
Less: amortization of core deposit intangible		(875)	(827)	(827)	(837)	(842)
Adj: OREO (expense) income		(8)	(140)	39	(129)	720
Non-interest expense for core efficiency ratio (Non-GAAP)	(H)	$60,033	$60,167	$59,426	$59,570	$60,510

Efficiency ratio (GAAP)	(G)/[(D)+(E)]	60.63%	59.42%	63.69%	61.27%	67.89%
Core efficiency ratio (Non-GAAP)	(H)/(F)	58.07	60.09	62.14	59.52	61.40

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - Continued
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except per share data)		Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015

Annualized net income	(I)	$100,224	$102,778	$80,938	$92,960	$79,991
Annualized core net income	(J)	102,631	93,125	80,991	93,218	93,670
Total quarterly average assets	(K)	8,745,473	8,538,577	8,593,975	8,673,135	8,495,436

Return on average assets (GAAP)	(I)/(K)	1.15%	1.20%	0.94%	1.07%	0.94%
Core return on average assets (Non-GAAP)	(J)/(K)	1.17	1.09	0.94	1.07	1.10

Total quarterly average stockholders' equity (GAAP)	(L)	$973,134	$948,837	$941,680	$945,462	$929,757
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(215,130)	(213,911)	(214,797)	(215,496)	(215,829)
Average tangible common stockholders' equity (Non-GAAP)	(M)	$758,004	$734,926	$726,883	$729,966	$713,928

Total stockholders' equity, period-end (GAAP)	(N)	$982,504	$965,125	$942,014	$950,493	$938,575
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(223,368)	(213,420)	(214,248)	(215,119)	(215,843)
Total tangible common stockholders' equity (Non-GAAP)	(O)	$759,136	$751,705	$727,766	$735,374	$722,732

Return on average common equity (GAAP)	(I)/(L)	10.30%	10.83%	8.60%	9.83%	8.60%
Core return on average common equity (Non-GAAP)	(J)/(L)	10.55	9.81	8.60	9.86	10.07
Return on average tangible common equity (Non-GAAP)	(I)/(M)	13.22	13.98	11.13	12.73	11.20

Total assets (GAAP)	(P)	$8,973,847	$8,605,376	$8,690,680	8,728,196	8,604,530
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(223,368)	(213,420)	(214,248)	(215,119)	(215,843)
Tangible assets (Non-GAAP)	(Q)	$8,750,479	$8,391,956	$8,476,432	$8,513,077	$8,388,687

Total common shares outstanding, period end	(R)	44,880	44,746	44,707	45,428	45,345

Book value per share, period end (GAAP)	(N)/(R)	$21.89	$21.57	$21.07	$20.92	$20.70
Tangible book value per share, period-end (Non-GAAP)	(O)/(R)	16.91	16.80	16.28	16.19	15.94
Average common stockholders' equity to average assets (GAAP)	(L)/(K)	11.13%	11.11%	10.96%	10.90%	10.94%
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(O)/(Q)	8.68	8.96	8.59	8.64	8.62

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com